                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Rawlings Sporting Goods Company, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-70368, 333-43124, 33-86354, and 33-83958) on Form S-8 of Rawlings
Sporting Goods Company, Inc. of our report dated October 23, 2002, relating to the consolidated balance sheet of Rawlings Sporting Goods Company, Inc. and subsidiaries as of August 31, 2002, and the related consolidated statement of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the Form 10-K of Rawlings Sporting Goods Company, Inc.

/s/ KPMG LLP
St. Louis, Missouri
November 27, 2002


                                       56